UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2929 Seventh Street, Suite 100

Berkeley, CA 94710-2753

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Dynavax Technologies Corporation (the “Company”) entered into an Office Sublease (the “Powell Street Sublease”) with MedAmerica, Inc. d/b/a Vituity (“Powell Street Sublandlord”) for office space located at 2100 Powell Street, Emeryville, California (the “Powell Street Premises”). The Powell Street Sublease was subject to consent by the master landlord, which was received on July 11, 2019. The purpose of the Powell Street Sublease is to replace the Company’s current leased premises at 2929 Seventh Street, Berkeley, California (the “Current Premises”). The Company intends to move its corporate headquarters to the Powell Street Premises in the third quarter of 2019.

Under the terms of the Powell Street Sublease, starting on July 15, 2019 (the “Powell Street Commencement Date”), the Company will lease approximately 23,976 square feet in the Powell Street Premises at the rate of $3.90 per square foot (the “Powell Street Base Rent”), paid on a monthly basis. The Powell Street Base Rate is subject to scheduled annual increases, and the Company is also responsible for certain operating expenses and taxes throughout the life of the Powell Street Sublease.

The Powell Street Sublease will continue until June 30, 2022.

The Company had previously agreed with Emery Station West, LLC (“Horton Street Master Landlord”) to lease office/laboratory space located at 5959 Horton Street, Emeryville, California (“Horton Street Premises”), as its new corporate headquarters (“Horton Street Master Lease”). On July 12, 2019, the Company entered into a Sublease (the “Horton Street Sublease”) with Zymergen Inc. (“Horton Street Subtenant”), subject to consent by the Horton Street Master Landlord, to sublease the entire Horton Street Premises to Horton Street Subtenant. Master Landlord consent was received on July 16, 2019. The Company has not occupied and does not intend to occupy any of the Horton Street Premises.

Under the terms of the Horton Street Sublease, starting on the latest to occur of the following: (1) Company’s receipt of consent from the Horton Street Master Landlord; (2) Company’s receipt of a Certificate of Occupancy; or (3) July 15, 2019 (“Horton Street Commencement Date”), the Company will sublease to the Horton Street Subtenant all of the Horton Street Premises consisting of 75,662 rentable square feet at the rate of $5.50 per square foot (the “Horton Street Base Rate”) paid on a monthly basis. The Horton Street Base Rate is subject to scheduled annual increases, and the Horton Street Subtenant is also responsible for certain operating expenses and taxes throughout the life of the Horton Street Sublease.

The Horton Street Sublease will continue until March 31, 2031, concurrent with the term of Company’s Horton Street Master Lease.

The foregoing descriptions of the terms of these subleases do not purport to be complete, and are qualified in their entirety by reference to the respective subleases, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on September 30, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: July 17, 2019	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President